Exhibit 99.1

EXECUTION VERSION

 MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective October 2, 2013 between Cantor Commercial Real Estate Lending, L.P., as seller (the “Seller”), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the “Purchaser”).

The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and manufactured housing mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and manufactured housing mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to COMM 2013-CCRE11 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates (the “Certificates”).  The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of October 1, 2013 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), as master servicer (in such capacity, the “Master Servicer”), Situs Holdings, LLC, as special servicer (the “Special Servicer”), U.S. Bank National Association, as trustee (the “Trustee”), Deutsche Bank Trust Company Americas, as certificate administrator (the “Certificate Administrator”), custodian and paying agent, and Park Bridge Lender Services, LLC, as operating advisor (the “Operating Advisor”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBS”), Cantor Fitzgerald & Co. (“CF&Co.”), CastleOak Securities, L.P. (“CastleOak”), RBS Securities Inc. (“RBS”) and Guggenheim Securities, LLC (“Guggenheim” together with DBS, CF&Co., CastleOak and RBS, in such capacity, the “Underwriters”) pursuant to an underwriting agreement dated as of the date hereof (the “Underwriting Agreement”).  The Purchaser intends to sell other Certificates (the “Non-Registered Certificates”) to DBS, CF&Co., RBS and Guggenheim (together, in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement dated as of the date hereof (the “Certificate Purchase Agreement”).  Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or in the Indemnification Agreement, dated the date hereof (the “Indemnification Agreement”), between the Seller, the Purchaser, the Underwriters and the Initial Purchasers.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.     Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans.  The purchase and sale of the Mortgage Loans shall take place on or about October 8, 2013 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of (i) $989,573,012 plus (ii) the 50% pari passu interest of the Seller in the One & Only Palmilla Mortgage Loan, which pari passu interest is represented by the related Note in favor of the Seller and its successors and assigns with a Cut-Off Date balance of $45,000,000.  Seller and German American Capital Corporation (“GACC”) co-originated the One & Only Palmilla Mortgage Loan, which will have an aggregate balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date , whether or not received, of $90,000,000, subject to a variance of plus or minus 5.0%.  The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Seller’s share of the costs set forth in Section 9 hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth in the Bill of Sale (substantially in the form of Exhibit F hereto), to be entered into between the parties to this Agreement in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”).  Notwithstanding anything to the contrary contained herein, with respect to the One & Only Palmilla Mortgage Loan, references to a Note herein shall mean solely the Note in favor of the Seller and its successors and assigns related to the One & Only Palmilla Mortgage Loan, and references to a Mortgage Loan shall mean solely the portion of the One & Only Palmilla Mortgage Loan evidenced by such Note.

SECTION 2.     Conveyance of Mortgage Loans.

(a)           On the Closing Date, subject only to receipt by the Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”):  the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Servicing Rights Appointment Agreement dated as of October 8, 2013, between the Master Servicer and the Seller and (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and

2

interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Seller, as the assignor, and the Purchaser, on behalf of the Trust, as the assignee.  Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller with respect to the related Intercreditor Agreement from and after the Closing Date.  In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which all missing filing/recording information is received, the Seller shall, or shall at the expense of the Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Exhibit B which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Exhibit B (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Exhibit B which has not yet been submitted for filing or recording.  In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Seller’s expense.  In the event that the Seller receives the original recorded or filed copy, the Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon.  Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has

3

been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

On the Closing Date, upon (i) notification from the Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)           In connection with the Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Exhibit B for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents in Exhibit B for each such Mortgage Loan, with copies to the Master Servicer.

(c)           If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Note, the Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)           If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (v)(A), (viii)(A), (xiv) and (xvi) of Exhibit B and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Exhibit B, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case

4

may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of  Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).  In addition, notwithstanding anything to the contrary contained in this Agreement, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all of the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any Mortgage Loan in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) on Exhibit B, the Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer.  The Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust.  In the event that the documents specified in clause (xx) on Exhibit B are missing because the related assignment or amendment documents have not been completed, the Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund.  The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

5

(e)           Except as provided below, all documents and records in the Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, the Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Seller or its affiliates or Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Seller’s attorneys).  If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)           Each of the Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax and accounting purposes.  Following the transfer of the Mortgage Loans to the Purchaser, the Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)           Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Purchaser and not a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller.  However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)            this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)           the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser, and Seller hereby grants to Purchaser, a security interest in and to all of Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)         the possession by Purchaser or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without

6

limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)         notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such.  In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)           It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

(i)           Notwithstanding anything to the contrary contained herein, with respect to the One & Only Palmilla Mortgage Loan, the obligations of the Seller and GACC to deliver a Note to the Trustee, or a Custodian appointed thereby, shall be limited to delivery of only the Note held by such party to the Trustee or Custodian appointed thereby.  With respect to the One & Only Palmilla Mortgage Loan, the obligations of Seller and GACC to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of Seller or GACC may deliver one Mortgage File or one of any other document required to be delivered with respect to the One & Only Palmilla Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of Seller and GACC.

SECTION 3.     Examination of Mortgage Files and Due Diligence Review.

The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser.  The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy

7

available in equity or at law under Section 6 for a breach of the Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

SECTION 4.     Representations, Warranties and Covenants of the Seller.

(a)           The Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D (and with such changes in terminology or legal description as necessary to reflect the fact that the One & Only Palmilla Mortgage Loan is located in Mexico and certain of the related Mortgage Loan Documents will be governed by Mexican law).

(b)           In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)            The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)          The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, do not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Seller to carry out the transactions contemplated by this Agreement.

(iii)          The Seller has the full organizational power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)         This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the

8

enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)          The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vi)         No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller the outcome of which, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vii)         The Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

(c)           Upon discovery by any of the Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Seller and/or the other parties, as applicable.

9

(d)           With respect to any Mortgage Loan that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller or its designee shall provide any such required notice or make any such required request to the related franchisor within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that the Mortgage Loans have been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

SECTION 5.     Representations, Warranties and Covenants of the Purchaser.

(a)           The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)          The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)         The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)         This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)          The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable

10

judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)         No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)         The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(b)           Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

SECTION 6.     Repurchases; Substitutions.

(a)           If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Seller.  If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-

11

2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of the definition of “Mortgage File” is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect.  Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Seller shall, not later than 90 days from the Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after the Seller or any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) substitute a Qualifying Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.  With respect to the One & Only Palmilla Mortgage Loan, Seller’s obligation shall be Seller’s pro rata share based on Seller’s percentage interest as of the date hereof in the One & Only Palmilla Mortgage Loan.

If the Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Seller shall (and, if such Defect concerns any portion of the One & Only Palmilla Mortgage Loan that is part of the Mortgage Pool, the Seller shall cooperate reasonably and in good faith with GACC to) promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.  The failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to notify the Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation,

12

provided that the Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the Seller may (or, if the Breach involves the One & Only Palmilla Mortgage Loan, may coordinate with GACC to) cure such breach by transferring to the Collection Account, within 90 days of the Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase or otherwise cure such Breach. With respect to the One & Only Palmilla Mortgage Loan, Seller’s obligation shall be Seller’s pro rata share based on Seller’s percentage interest as of the date hereof in the One & Only Palmilla Mortgage Loan.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Seller performing its obligations with respect to any Material Breach or Material Defect provided in the three preceding paragraphs, to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon a cash payment payable by the Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may not be cured by a Loss of Value Payment.  Upon its making such payment, the Seller shall be deemed to have cured such Material Breach or Material Defect in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect. With respect to the One & Only Palmilla Mortgage Loan, Seller’s obligation shall be Seller’s pro rata share based on Seller’s percentage interest as of the date hereof in the One & Only Palmilla Mortgage Loan.

(b)           In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)           the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and

13

Servicing Agreement, shall each be required to tender to the Seller, and the Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and other documents pertaining to such Mortgage Loan possessed by it (in the case of the Mortgage Loan constituting part of the One & Only Palmilla Mortgage Loan, only in the event the One & Only Palmilla Note A-2 is also repurchased or substituted pursuant to the GACC Purchase Agreement), upon delivery:

(A)            to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)            to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the Seller;

(ii)           each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Seller, as the case may be, to the Seller as shall be necessary to vest in the Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)          the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Seller.

(c)           This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach.  If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.  To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6.  To the extent the Seller prevails in such proceeding, the Purchaser shall reimburse the Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents

14

(and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a No Downgrade Confirmation with respect to such release.

(d)           As to any Qualifying Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Seller shall deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by Exhibit B hereto.  Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date.  For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount.  At the direction of the Certificate Administrator, the Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof.  Any Mortgage Loan that is repurchased or replaced by the Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)           If the Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence or commencement thereof).  Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

15

(f)           The Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

(g)           The Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)           Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect or Material Breach.

(i)           If the Note with respect to the One & Only Palmilla Mortgage Loan in favor of the Seller and its successors and assigns is repurchased or replaced by Seller pursuant to this Section 6, and the other related mortgage note of the One & Only Palmilla Mortgage Loan is not repurchased or replaced by GACC and such mortgage note remains in the Trust, then Seller and Purchaser hereby agree that (i) the provisions in Section 3.33 of the Pooling and Servicing Agreement shall govern the servicing and administration of such Mortgage Loan, (ii) Seller’s and Purchaser’s rights and obligations with respect thereto, and Seller and its successors and assigns in respect of such repurchased or replaced Note shall be bound by such Section 3.33 as if it were a party to the Pooling and Servicing Agreement and (iii) Seller shall from time to time (as may be necessary) deliver to the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan documents constituting or related to the applicable Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Note.

16

SECTION 7.     Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)           All of the representations and warranties of the Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)          All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Seller hereunder or the rights of the Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)          The Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)          The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)         The Seller shall have received the Mortgage Loan Purchase Price, and the Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)         Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

Both parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 8.     Closing Documents.

The Closing Documents shall consist of the following:

17

(a)           This Agreement and the Bill of Sale duly executed and delivered by the Purchaser and the Seller;

(b)           An Officer’s Certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, attaching thereto as exhibits the Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)           An Officer’s Certificate certifying that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of the Seller in or made pursuant to Section 4(a) of the Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the Closing Date, and (iii) since the date of the Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Agreement, any material adverse change in the financial condition of the Seller, executed by an executive officer of the Seller, on the Seller’s behalf and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely;

(d)           A certificate of good standing regarding the Seller from the Secretary of State for the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

(e)           Powers of Attorney of the Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(f)           Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser, the Underwriters and the Initial Purchasers;

(g)           Any other opinions of counsel for the Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser, the Underwriters and the Initial Purchasers as addressees; and

(h)           Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 9.     Costs.

The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Seller’s Shared Expense

18

Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding dated September 27, 2013, between Deutsche Bank Securities Inc. and Cantor Commercial Real Estate Lending, L.P. (the “MOU”)).  All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

SECTION 10.     Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention:  Lainie Kaye, facsimile no. (212) 797-4487, with a copy to Kevin Blauch, Esq., Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, facsimile no. (212) 839-5599, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and (ii) to the Seller, addressed to Cantor Commercial Real Estate Lending, L.P., 110 East 59th Street, New York, New York, 10022, Attention: Anthony Orso, facsimile no. (212) 610-3623, with a copy to: General Counsel, and a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Patrick T. Quinn, or to such other address, E-mail address or facsimile number as the Seller may designate in writing to the Purchaser.

SECTION 11.     Notice of Exchange Act Reportable Events.

The Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to and actually known by the Seller, reasonably determined in good faith by the Seller as required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1121(c)(2) of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K.  In each case, the disclosure information that is to be delivered by the Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable).  The Seller shall use reasonable efforts to deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Seller becomes aware of such event (and in no event more than two (2) business days following the Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Seller shall also use reasonable efforts to deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year

19

following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K.  Notwithstanding anything herein to the contrary, the Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.  The obligation of the Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended.  The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

SECTION 12.     Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

SECTION 13.     Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 14.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

20

SECTION 15.     GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

21

SECTION 17.     Further Assurances.

The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 18.     Successors and Assigns.

The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and permitted assigns.

SECTION 19.     Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

SECTION 20.     Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), Bill of Sale, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

SECTION 21.     Third Party Beneficiaries.

Each of the Purchaser and the Seller acknowledge that GACC is a third party beneficiary with respect to the obligations of the Seller set forth in this Agreement relating to the One & Only Palmilla Mortgage Loan.

22

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:	/s/ Anthony Orso
Name: Anthony Orso
Title: Executive Managing Director Chief Executive Officer-CCRE

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President

23

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)           the loan number;

(ii)          the Mortgage Loan name;

(iii)         the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)         the Mortgage Rate in effect as of the Cut-off Date;

(v)          the original principal balance;

(vi)         the Stated Principal Balance as of the Cut-off Date;

(vii)        the Maturity Date for each Mortgage Loan;

(viii)       the Due Date;

(ix)         the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)          the Servicing Fee Rate;

(xi)         whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)        whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan.

(xiii)       the revised rate of such Mortgage Loan, if any;

(xiv)       whether the Mortgage Loan is part of a Loan Combination;

(xv)        whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)       whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required.  Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

	Mortgage Loan						Mortgage	Original
ID	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance ($)
1	CCRE	Miracle Mile Shops	3663 Las Vegas Boulevard South	Las Vegas	NV	89109	5.2500%	145,000,000
2	CCRE	Equity Industrial Partners Portfolio	Various	Various	Various	Various	5.5215%	111,000,000
2.01	CCRE	York	601 Memory Lane	York	PA	17402	5.5215%	56,700,000
2.02	CCRE	Newark	740-768 Doremus Avenue	Newark	NJ	07114	5.5215%	36,600,000
2.03	CCRE	Maple Heights	17000 Rockside Road	Maple Heights	OH	44137	5.5215%	9,500,000
2.04	CCRE	Indianapolis	7900 West Rockville Road	Indianapolis	IN	46214	5.5215%	8,200,000
3	CCRE/GACC	One & Only Palmilla	Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400	San José del Cabo	MX	01 624 146 7	5.7415%	90,000,000
4	CCRE	Metro 22 Portfolio	Various	Various	Various	Various	5.1375%	90,000,000
4.01	CCRE	Chicago Grand	465 North Desplaines Street	Chicago	IL	60654	5.1375%	14,400,000
4.02	CCRE	Wesley Chapel	28925 Wesley Chapel Boulevard	Wesley Chapel	FL	33543	5.1375%	5,300,000
4.03	CCRE	New Tampa/Bruce B Downs	19390 Bruce B. Downs Boulevard	Tampa	FL	33647	5.1375%	4,700,000
4.04	CCRE	Stockbridge	5334 North Henry Boulevard	Stockbridge	GA	30281	5.1375%	4,700,000
4.05	CCRE	Lithonia	6231 Hillandale Drive	Lithonia	GA	30058	5.1375%	4,600,000
4.06	CCRE	Batavia	500 North Kirk Road	Batavia	IL	60510	5.1375%	4,500,000
4.07	CCRE	Sandy Springs	8711 Dunwoody Place	Sandy Springs	GA	30350	5.1375%	4,400,000
4.08	CCRE	Belcher	10501 Belcher Road South	Largo	FL	33777	5.1375%	4,300,000
4.09	CCRE	Seffner	311 West Martin Luther King Boulevard	Seffner	FL	33584	5.1375%	4,300,000
4.10	CCRE	Largo	1675 Starkey Road	Largo	FL	33771	5.1375%	4,300,000
4.11	CCRE	Fletcher	1821 East Fletcher Avenue	Tampa	FL	33612	5.1375%	4,100,000
4.12	CCRE	Tampa/W. Fletcher	1210 West Fletcher Ave	Tampa	FL	33612	5.1375%	4,000,000
4.13	CCRE	Carrollwood	4216 Gunn Highway	Tampa	FL	33618	5.1375%	3,500,000
4.14	CCRE	Riverview	10813 Boyette Road	Riverview	FL	33569	5.1375%	3,300,000
4.15	CCRE	Lutz	21731 State Road 54	Lutz	FL	33549	5.1375%	3,200,000
4.16	CCRE	Stone Mountain	1491 North Hairston Road	Stone Mountain	GA	30083	5.1375%	3,200,000
4.17	CCRE	Spring Hill	3300 Barclay Avenue	Spring Hill	FL	34609	5.1375%	2,900,000
4.18	CCRE	Roswell	105 Mansell Road	Roswell	GA	30076	5.1375%	2,600,000
4.19	CCRE	Decatur	5951 Covington Highway	Decatur	GA	30035	5.1375%	2,400,000
4.20	CCRE	Lakeland	624 Robin Road	Lakeland	FL	33803	5.1375%	2,200,000
4.21	CCRE	Norcross	5094 Singleton Road	Norcross	GA	30093	5.1375%	1,800,000
4.22	CCRE	Lithia Springs	3129 Veterans Memorial Highway	Lithia Springs	GA	30122	5.1375%	1,300,000
6	CCRE	One Wilshire	624 South Grand Avenue	Los Angeles	CA	90017	4.6850%	80,000,000
7	CCRE	Airport Business Center	100-300 Stevens Drive	Tinicum Township	PA	19113	5.1140%	59,600,000
8	CCRE	Bayside Village	300 East Coast Highway	Newport Beach	CA	92660	5.3375%	56,000,000
9	CCRE	Orangefair Marketplace	1302 South Harbor Boulevard	Fullerton	CA	92832	5.2375%	44,820,000
10	CCRE	The Vintage Estate	6525, 6541 and 6581 Washington Street	Yountville	CA	94599	5.5110%	42,000,000
12	CCRE	Parkview Tower	1150 First Avenue	King of Prussia	PA	19406	5.1805%	35,000,000
13	CCRE	Detroit City Apartments	1431 Washington Boulevard	Detroit	MI	48226	5.0300%	30,000,000
14	CCRE	The Landing at Hawks Prairie	1110-1370 Galaxy Drive Northeast	Lacey	WA	98516	5.3245%	26,900,000
15	CCRE	Metro 7 Portfolio	Various	Various	Various	Various	5.1465%	26,200,000
15.01	CCRE	Summerlin	17701 Summerlin Road	Fort Myers	FL	33908	5.1465%	7,100,000
15.02	CCRE	Palatine	520 West Colfax Street	Palatine	IL	60067	5.1465%	4,800,000
15.03	CCRE	Lehigh Acres	3021 Lee Boulevard	Lehigh Acres	FL	33971	5.1465%	4,000,000
15.04	CCRE	Port Charlotte	1231 Kings Highway	Port Charlotte	FL	33980	5.1465%	3,000,000
15.05	CCRE	West Chicago	1205 South Neltnor Boulevard	West Chicago	IL	60185	5.1465%	2,900,000
15.06	CCRE	Pinellas Park	3501 Gandy Boulevard North	Pinellas Park	FL	33781	5.1465%	2,600,000
15.07	CCRE	Northlake	60 East Lake Street	Northlake	IL	60164	5.1465%	1,800,000
16	CCRE	Fresh Express Food Processing Center	1109 East Lake Street	Streamwood	IL	60107	4.9200%	24,300,000
17	CCRE	iPark Hudson Buildings 4 & 5	29 Wells Avenue	Yonkers	NY	10701	5.4675%	23,250,000
18	CCRE	Hartford Gardens Portfolio	Various	Hartford	CT	06105	5.8630%	19,275,000
18.01	CCRE	Farmington Imlay	8, 12, 16, 20, 21, 24, 36, 42, 45, 50, 52, 56, 57 & 60 Imlay Street & 10 Hawthorne Street	Hartford	CT	06105	5.8630%	10,012,500
18.02	CCRE	210 Farmington Avenue	206, 216 & 220 Farmington Avenue, 2, 4, 5 & 7 Jewel Court and 11 Niles Street	Hartford	CT	06105	5.8630%	7,125,000
18.03	CCRE	41 Niles Street	35-41 Niles Street	Hartford	CT	06105	5.8630%	2,137,500
19	CCRE	Hampton Inn Columbia	822 Gervais Street	Columbia	SC	29201	5.4555%	17,500,000
21	CCRE	Reserve at Steele Crossing	4240 North Fern Creek Place	Fayetteville	AR	72703	5.4105%	15,450,000
22	CCRE	380 Lafayette Street	380 Lafayette Street	New York	NY	10003	5.1740%	15,000,000
25	CCRE	Anchor Self Storage Portfolio	Various	Various	Various	Various	5.4385%	11,500,000
25.01	CCRE	Anchor Self Storage - Mashpee	600 Main Street	Mashpee	MA	02649	5.4385%	6,713,198
25.02	CCRE	Anchor Self Storage - Narragansett	11 Sextant Lane	Narragansett	RI	02882	5.4385%	4,786,802
26	CCRE	Fountainview Apartments & Townhouses	18704 and 18705 Mesa Terrace, 14106-14115 Tarheel Court, 18756-18777 Diller Drive	Hagerstown	MD	21742	5.6260%	11,300,000
28	CCRE	Columbiana on Park	320 Harbison Boulevard	Columbia	SC	29212	5.4895%	9,500,000
29	CCRE	Palm Garden MHC	28501 Southwest 152nd Avenue	Homestead	FL	33033	5.2240%	9,400,000
30	CCRE	Marriott TownePlace Suites Colorado Portfolio	Various	Various	CO	Various	5.1880%	9,350,000

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

	Mortgage Loan						Mortgage	Original
ID	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance ($)
30.01	CCRE	Marriott TownePlace Suites Denver Southwest	10902 West Toller Drive	Littleton	CO	80127	5.1880%	4,915,000
30.02	CCRE	Marriott TownePlace Suites Colorado Springs	4760 Centennial Boulevard	Colorado Springs	CO	80919	5.1880%	4,435,000
31	CCRE	Forrest Gallery	1905 North Jackson Street	Tullahoma	TN	37388	5.4025%	9,075,000
32	CCRE	Township at Colony Park	1109-1111 Highland Colony Parkway and 201 Northlake Avenue	Ridgeland	MS	39157	5.2795%	8,600,000
34	CCRE	Lake Plaza East	900 Ridgefield Drive	Raleigh	NC	27609	6.0440%	8,000,000
35	CCRE	Sawmill Heights Apartments	7647 Highlands View Road	Truckee	CA	96161	5.1585%	6,700,000
36	CCRE	Second Street Studios	1807 Second Street	Santa Fe	NM	87505	5.3900%	6,500,000
37	CCRE	Shoppes at Augusta	254 Robert C Daniel Junior Parkway	Augusta	GA	30909	5.5135%	6,000,000
38	CCRE	Condor Hotel	56 Franklin Avenue	Brooklyn	NY	11205	5.9150%	6,000,000
40	CCRE	Equus Hotel	1696 Ala Moana Boulevard	Honolulu	HI	96815	6.3510%	5,500,000
41	CCRE	Shoppes of Ives Dairy	19801 Northwest 2nd Avenue	Miami Gardens	FL	33169	5.7210%	5,400,000
42	CCRE	Staybridge Suites Newport News/Yorktown	401 Commonwealth Drive	Yorktown	VA	23693	5.3125%	5,100,000
43	CCRE	Acworth and Tuskawilla Shops	Various	Various	Various	Various	5.5650%	5,085,000
43.01	CCRE	Acworth Avenue Shops	3345 Cobb Parkway Northwest	Acworth	GA	30101	5.5650%	2,696,250
43.02	CCRE	Shoppes At Tuskawilla	1295 Tuskawilla Road	Winter Springs	FL	32708	5.5650%	2,388,750
44	CCRE	Mariner Village Center	11060 Spring Hill Drive	Spring Hills	FL	34608	5.4130%	3,500,000
45	CCRE	105 Lefferts Place	105 Lefferts Place	Brooklyn	NY	11238	5.0685%	1,350,000
46	CCRE	Marion & Jefferson	Various	Brooklyn	NY	Various	4.7035%	800,000
46.01	CCRE	937 Jefferson Avenue	937 Jefferson Avenue	Brooklyn	NY	11221	4.7035%	433,333
46.02	CCRE	276 Marion Street	276 Marion Street	Brooklyn	NY	11233	4.7035%	366,667

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

						Current
	Mortgage Loan		Cut-off Date	Maturity/ARD	Due	Monthly Debt	Sub Servicer	Master	Primary
ID	Seller	Mortgage Loan Name	Balance ($)	Date	Date	Service ($)	Fee	Servicing Fee	Servicing Fee
1	CCRE	Miracle Mile Shops	145,000,000.00	9/6/2023	6	643,185.76	0.0000%	0.0050%	0.0050%
2	CCRE	Equity Industrial Partners Portfolio	111,000,000.00	8/6/2023	6	517,832.34	0.0000%	0.0050%	0.0050%
2.01	CCRE	York	56,700,000.00
2.02	CCRE	Newark	36,600,000.00
2.03	CCRE	Maple Heights	9,500,000.00
2.04	CCRE	Indianapolis	8,200,000.00
3	CCRE/GACC	One & Only Palmilla	90,000,000.00	1/6/2019	6	436,593.23	0.0000%	0.0050%	0.0050%
4	CCRE	Metro 22 Portfolio	90,000,000.00	8/6/2023	6	390,664.06	0.0000%	0.0050%	0.0050%
4.01	CCRE	Chicago Grand	14,400,000.00
4.02	CCRE	Wesley Chapel	5,300,000.00
4.03	CCRE	New Tampa/Bruce B Downs	4,700,000.00
4.04	CCRE	Stockbridge	4,700,000.00
4.05	CCRE	Lithonia	4,600,000.00
4.06	CCRE	Batavia	4,500,000.00
4.07	CCRE	Sandy Springs	4,400,000.00
4.08	CCRE	Belcher	4,300,000.00
4.09	CCRE	Seffner	4,300,000.00
4.10	CCRE	Largo	4,300,000.00
4.11	CCRE	Fletcher	4,100,000.00
4.12	CCRE	Tampa/W. Fletcher	4,000,000.00
4.13	CCRE	Carrollwood	3,500,000.00
4.14	CCRE	Riverview	3,300,000.00
4.15	CCRE	Lutz	3,200,000.00
4.16	CCRE	Stone Mountain	3,200,000.00
4.17	CCRE	Spring Hill	2,900,000.00
4.18	CCRE	Roswell	2,600,000.00
4.19	CCRE	Decatur	2,400,000.00
4.20	CCRE	Lakeland	2,200,000.00
4.21	CCRE	Norcross	1,800,000.00
4.22	CCRE	Lithia Springs	1,300,000.00
6	CCRE	One Wilshire	80,000,000.00	8/6/2023	6	316,671.30	0.0000%	0.0050%	0.0300%
7	CCRE	Airport Business Center	59,600,000.00	9/6/2023	6	257,523.05	0.0000%	0.0050%	0.0050%
8	CCRE	Bayside Village	56,000,000.00	9/6/2023	6	252,542.82	0.0300%	0.0050%	0.0050%
9	CCRE	Orangefair Marketplace	44,768,469.81	9/6/2023	6	247,150.81	0.0300%	0.0050%	0.0050%
10	CCRE	The Vintage Estate	41,954,123.67	9/6/2023	6	238,761.33	0.0000%	0.0050%	0.0050%
12	CCRE	Parkview Tower	34,959,330.51	9/6/2023	6	191,767.41	0.0000%	0.0050%	0.0050%
13	CCRE	Detroit City Apartments	30,000,000.00	9/6/2023	6	127,496.53	0.0000%	0.0050%	0.0050%
14	CCRE	The Landing at Hawks Prairie	26,900,000.00	10/6/2023	6	149,786.48	0.0500%	0.0050%	0.0050%
15	CCRE	Metro 7 Portfolio	26,200,000.00	8/6/2023	6	113,925.88	0.0000%	0.0050%	0.0050%
15.01	CCRE	Summerlin	7,100,000.00
15.02	CCRE	Palatine	4,800,000.00
15.03	CCRE	Lehigh Acres	4,000,000.00
15.04	CCRE	Port Charlotte	3,000,000.00
15.05	CCRE	West Chicago	2,900,000.00
15.06	CCRE	Pinellas Park	2,600,000.00
15.07	CCRE	Northlake	1,800,000.00
16	CCRE	Fresh Express Food Processing Center	24,300,000.00	9/6/2023	6	101,013.75	0.0000%	0.0050%	0.0050%
17	CCRE	iPark Hudson Buildings 4 & 5	23,224,395.57	9/6/2023	6	131,537.24	0.0000%	0.0050%	0.0050%
18	CCRE	Hartford Gardens Portfolio	19,219,693.90	9/6/2023	6	149,480.53	0.0000%	0.0050%	0.0050%
18.01	CCRE	Farmington Imlay	9,983,770.96
18.02	CCRE	210 Farmington Avenue	7,104,556.11
18.03	CCRE	41 Niles Street	2,131,366.83
19	CCRE	Hampton Inn Columbia	17,480,684.34	9/6/2023	6	98,875.03	0.0000%	0.0050%	0.0050%
21	CCRE	Reserve at Steele Crossing	15,450,000.00	9/6/2023	6	70,627.69	0.0000%	0.0050%	0.0050%
22	CCRE	380 Lafayette Street	15,000,000.00	10/6/2023	6	82,125.88	0.0000%	0.0050%	0.0050%
25	CCRE	Anchor Self Storage Portfolio	11,500,000.00	8/6/2023	6	52,842.83	0.0000%	0.0050%	0.0050%
25.01	CCRE	Anchor Self Storage - Mashpee	6,713,197.97
25.02	CCRE	Anchor Self Storage - Narragansett	4,786,802.03
26	CCRE	Fountainview Apartments & Townhouses	11,300,000.00	10/6/2023	6	65,056.31	0.0000%	0.0050%	0.0050%
28	CCRE	Columbiana on Park	9,480,569.89	8/6/2023	6	53,877.39	0.0000%	0.0050%	0.0050%
29	CCRE	Palm Garden MHC	9,400,000.00	8/6/2023	6	41,489.69	0.0000%	0.0050%	0.0050%
30	CCRE	Marriott TownePlace Suites Colorado Portfolio	9,337,175.98	9/6/2023	6	53,247.19	0.0000%	0.0050%	0.0050%

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

						Current
	Mortgage Loan		Cut-off Date	Maturity/ARD	Due	Monthly Debt	Sub Servicer	Master	Primary
ID	Seller	Mortgage Loan Name	Balance ($)	Date	Date	Service ($)	Fee	Servicing Fee	Servicing Fee
30.01	CCRE	Marriott TownePlace Suites Denver Southwest	4,908,258.82
30.02	CCRE	Marriott TownePlace Suites Colorado Springs	4,428,917.16
31	CCRE	Forrest Gallery	9,075,000.00	9/6/2023	6	41,423.86	0.0000%	0.0050%	0.0050%
32	CCRE	Township at Colony Park	8,581,602.87	8/6/2023	6	47,646.78	0.0000%	0.0050%	0.0050%
34	CCRE	Lake Plaza East	7,985,515.61	8/6/2023	6	48,190.58	0.0000%	0.0050%	0.0050%
35	CCRE	Sawmill Heights Apartments	6,685,296.13	8/6/2023	6	36,618.85	0.0000%	0.0050%	0.0050%
36	CCRE	Second Street Studios	6,486,418.73	8/6/2023	6	36,458.94	0.0500%	0.0050%	0.0000%
37	CCRE	Shoppes at Augusta	5,993,449.32	9/6/2023	6	34,118.18	0.0000%	0.0050%	0.0050%
38	CCRE	Condor Hotel	5,991,228.07	9/6/2023	6	38,346.93	0.0000%	0.0050%	0.0050%
40	CCRE	Equus Hotel	5,500,000.00	10/6/2023	6	36,625.95	0.0000%	0.0050%	0.0050%
41	CCRE	Shoppes of Ives Dairy	5,394,330.98	9/6/2023	6	31,413.52	0.0000%	0.0050%	0.0050%
42	CCRE	Staybridge Suites Newport News/Yorktown	5,084,376.05	8/6/2023	6	30,749.98	0.0000%	0.0050%	0.0050%
43	CCRE	Acworth and Tuskawilla Shops	5,079,501.90	9/6/2023	6	29,079.79	0.0000%	0.0050%	0.0050%
43.01	CCRE	Acworth Avenue Shops	2,693,334.71
43.02	CCRE	Shoppes At Tuskawilla	2,386,167.19
44	CCRE	Mariner Village Center	3,496,105.93	9/6/2023	6	19,681.99	0.0000%	0.0050%	0.0050%
45	CCRE	105 Lefferts Place	1,347,756.12	9/6/2023	6	7,945.94	0.0000%	0.0050%	0.0050%
46	CCRE	Marion & Jefferson	797,986.18	9/6/2023	6	5,149.49	0.0000%	0.0050%	0.0050%
46.01	CCRE	937 Jefferson Avenue	432,242.51
46.02	CCRE	276 Marion Street	365,743.67

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

			Interest					Related Mezzanine
	Mortgage Loan		Accrual	Letter of	Post-ARD Revised	Part of	Leasehold	or Subordinate
ID	Seller	Mortgage Loan Name	Method	Credit	Rate	Loan Combination	Interest	Debt
1	CCRE	Miracle Mile Shops	Actual/360	None		Yes
2	CCRE	Equity Industrial Partners Portfolio	Actual/360	None
2.01	CCRE	York
2.02	CCRE	Newark
2.03	CCRE	Maple Heights
2.04	CCRE	Indianapolis
3	CCRE/GACC	One & Only Palmilla	Actual/360	None				Yes
4	CCRE	Metro 22 Portfolio	Actual/360	None
4.01	CCRE	Chicago Grand
4.02	CCRE	Wesley Chapel
4.03	CCRE	New Tampa/Bruce B Downs
4.04	CCRE	Stockbridge
4.05	CCRE	Lithonia
4.06	CCRE	Batavia
4.07	CCRE	Sandy Springs
4.08	CCRE	Belcher
4.09	CCRE	Seffner
4.10	CCRE	Largo
4.11	CCRE	Fletcher
4.12	CCRE	Tampa/W. Fletcher
4.13	CCRE	Carrollwood
4.14	CCRE	Riverview
4.15	CCRE	Lutz
4.16	CCRE	Stone Mountain
4.17	CCRE	Spring Hill
4.18	CCRE	Roswell
4.19	CCRE	Decatur
4.20	CCRE	Lakeland
4.21	CCRE	Norcross
4.22	CCRE	Lithia Springs
6	CCRE	One Wilshire	Actual/360	None		Yes
7	CCRE	Airport Business Center	Actual/360	None
8	CCRE	Bayside Village	Actual/360	None
9	CCRE	Orangefair Marketplace	Actual/360	None
10	CCRE	The Vintage Estate	Actual/360	None
12	CCRE	Parkview Tower	Actual/360	None
13	CCRE	Detroit City Apartments	Actual/360	None			Yes
14	CCRE	The Landing at Hawks Prairie	Actual/360	None
15	CCRE	Metro 7 Portfolio	Actual/360	None
15.01	CCRE	Summerlin
15.02	CCRE	Palatine
15.03	CCRE	Lehigh Acres
15.04	CCRE	Port Charlotte
15.05	CCRE	West Chicago
15.06	CCRE	Pinellas Park
15.07	CCRE	Northlake
16	CCRE	Fresh Express Food Processing Center	Actual/360	None
17	CCRE	iPark Hudson Buildings 4 & 5	Actual/360	None
18	CCRE	Hartford Gardens Portfolio	Actual/360	None
18.01	CCRE	Farmington Imlay
18.02	CCRE	210 Farmington Avenue
18.03	CCRE	41 Niles Street
19	CCRE	Hampton Inn Columbia	Actual/360	None
21	CCRE	Reserve at Steele Crossing	Actual/360	None
22	CCRE	380 Lafayette Street	Actual/360	None				Yes
25	CCRE	Anchor Self Storage Portfolio	Actual/360	None
25.01	CCRE	Anchor Self Storage - Mashpee
25.02	CCRE	Anchor Self Storage - Narragansett
26	CCRE	Fountainview Apartments & Townhouses	Actual/360	None
28	CCRE	Columbiana on Park	Actual/360	None
29	CCRE	Palm Garden MHC	Actual/360	None
30	CCRE	Marriott TownePlace Suites Colorado Portfolio	Actual/360	None

COMM 2013-CCRE11 - Mortgage Loan Schedule (MLPA)

			Interest					Related Mezzanine
	Mortgage Loan		Accrual	Letter of	Post-ARD Revised	Part of	Leasehold	or Subordinate
ID	Seller	Mortgage Loan Name	Method	Credit	Rate	Loan Combination	Interest	Debt
30.01	CCRE	Marriott TownePlace Suites Denver Southwest
30.02	CCRE	Marriott TownePlace Suites Colorado Springs
31	CCRE	Forrest Gallery	Actual/360	None
32	CCRE	Township at Colony Park	Actual/360	None
34	CCRE	Lake Plaza East	Actual/360	None
35	CCRE	Sawmill Heights Apartments	Actual/360	None
36	CCRE	Second Street Studios	Actual/360	None
37	CCRE	Shoppes at Augusta	Actual/360	None
38	CCRE	Condor Hotel	Actual/360	None
40	CCRE	Equus Hotel	Actual/360	None
41	CCRE	Shoppes of Ives Dairy	Actual/360	None
42	CCRE	Staybridge Suites Newport News/Yorktown	Actual/360	None
43	CCRE	Acworth and Tuskawilla Shops	Actual/360	None
43.01	CCRE	Acworth Avenue Shops
43.02	CCRE	Shoppes At Tuskawilla
44	CCRE	Mariner Village Center	Actual/360	None
45	CCRE	105 Lefferts Place	Actual/360	None
46	CCRE	Marion & Jefferson	Actual/360	None
46.01	CCRE	937 Jefferson Avenue
46.02	CCRE	276 Marion Street

EXHIBIT B

THE MORTGAGE FILE

The “Mortgage File” for any Mortgage Loan shall, subject to Sections 2(b), 2(c) and 2(d) of this Agreement, collectively consist of the following documents:

(i)           (A) the original Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form:  “Pay to the order of U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates, without recourse”; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan;

(ii)          the original (or a copy thereof certified from the applicable recording office) of the Mortgage or equivalent document with respect to Mortgaged Properties located in Mexico (and, with respect to Mortgaged Properties located in Mexico any other applicable documentation creating and/or evidencing the lien and/or security interest in such Mortgaged Properties) and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)         an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of the Mortgage (other than the One & Only Palmilla Mortgage Loan which shall remain in the name of The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Multiple, not in its individual capacity, but solely as trustee for the benefit of the Trust as holder of the related Note), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders);

(iv)         (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee , for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)          (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)         the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)        the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or, subject to Section 2(d) of this Agreement, a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of this Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)                  (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)          the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the Mortgaged Properties required in connection with origination of the Mortgage Loans, if any, and copies of Environmental Reports;

(x)           copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)          if the Borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)         if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the Trustee;

(xiii)        if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders));

(xiv)        originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Note or any related security document have been modified or the Mortgage Loan or Serviced Loan Combination has been assumed;

(xv)         the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Serviced Loan Combination together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)        the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)       with respect to each Loan Combination, a copy of the related Intercreditor Agreement and, if applicable, a copy of the related Other Pooling and Servicing Agreement;

(xviii)      with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter);

(xix)         the original (or copy, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2(d) of this Agreement) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan;

(xx)          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan (or copy thereof, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2(d) of this Agreement) which entitles the Master Servicer on behalf of the Trust to draw thereon;

(xxi)         with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a co-lender agreement, a subordination agreement or other intercreditor agreement; and

(xxii)        with respect to the Mortgage Loan designated as Mortgage Loan No. 1 on the Mortgage Loan Schedule, an original (1) certified copy of the public deed evidencing the Mexican trust agreement with registration information with the Public Registry of

Property of San José del Cabo, Baja California Sur, (2) public deed evidencing the non-possessory pledge agreement evidencing registration thereof with the Sole Registry for Security Interests on Moveable Assets (Registro Único de Garantias Mobiliarias) and (3) partnership interest pledge agreement, together with a copy of the partners’ ledger (libro especial de socios) of the related Borrowers evidencing the creation of the pledge, certified as authentic by the secretary of the board of each of the Borrowers;

provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention:  [_____]

POWER OF ATTORNEY
(Cantor Commercial Real Estate Lending, L.P.)

KNOW ALL MEN BY THESE PRESENTS, that Cantor Commercial Real Estate Lending, L.P., as seller under that certain Mortgage Loan Purchase Agreement dated and effective October 2, 2013 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) (the “Master Servicer”)] and [Situs Holdings, LLC (“Situs”) (the “Special Servicer”)], as [master] [special] servicer under the Pooling and Servicing Agreement dated as of October 1, 2013, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland, as master servicer, Situs, as special servicer, U.S. Bank National Association, as trustee, Deutsche Bank Trust Company Americas as certificate administrator, paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

C-1

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the __th day of October, 2013.

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:
Name:
Title:

C-2

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

1.
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

3.
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after September 23, 2013.

5.
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Schedule D-1 to this Exhibit D  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

6.
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Schedule D-1 to this Exhibit D, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

8.
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the

Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9.
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14.
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

15.
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

16.
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form”

that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following:  (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan  (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17.
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18.
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19.
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20.
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21.
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23.
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

24.
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan.  The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

27.
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the

REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

28.
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Schedule D-1 to this Exhibit D; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30.
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt in each case as set forth on Schedule D-1 to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-1 to this Exhibit D or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

34.	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.

37.
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit D.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

38.
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another

Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

40.
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41.
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

42.
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

43.	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule D-1 to this Exhibit D.

44.
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45.
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	One & Only Palmilla	Various
The Palmilla Loan Combination is evidenced by three notes:  (i) Promissory Note A-1, the Mortgage Loan that is being transferred to the depositor by Seller in the original principal amount of $45,000,000 (“Note A-1”), (ii) Promissory Note A-2, a pari passu companion loan in the original principal amount of $45,000,000 which is being transferred to the depositor by GACC (“Note A-2”) and (iii)  Promissory Note B, a subordinate companion loan in the original principal amount of $40,000,000 which will not be a trust asset and is currently held by ColFin Cabo Palm Funding, LLC (“Note B”, and together with Note A-1 and Note A-2, the “Palmilla Notes”). The holders of the Palmilla Notes are referred to herein as the “Palmilla Noteholders”.

The Palmilla Notes were issued pursuant to a note indenture (the “Indenture”) dated as of the Mortgage Loan closing date, between the Issuers and U.S. Bank National Association, as Notes Trustee (the “Notes Trustee”). The lien on the Mortgaged Property is evidenced by a security trust agreement (the “Security Trust Agreement”) and two pledges without transmission of possession (the “Pledges,” and together with the Security Trust Agreement, the “Security Instrument”).

D-1-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Under the Security Trust Agreement, The Bank of New York Mellon, S.A., Institución de Banca Múltiple (the “Security Trust Trustee”) is the  owner of the fee interest in the Mortgaged Property and specified personal property of the Issuers and the Issuers are the beneficial owners of such property.  Original loan documents, other than Note A-1 and Note A-2, will not be transferred to the securitization trustee, but will be held by the Notes Trustee, for the benefit of the Palmilla Noteholders.

The Notes Trustee, for the benefit of the Palmilla Noteholders is the first beneficiary of the security trust created pursuant to the Security Trust Agreement and, as such, will receive proceeds of foreclosure (pursuant to a credit bid, if no third party purchases the foreclosed collateral) up to the full amount of the unpaid debt under the Indenture and other financing documents.

The right to receive rents and related rights are covered under the Security Instrument.  In the event of an event of default under the Indenture or the other financing documents, the Security Trust Trustee will function as a receiver or otherwise have the right to collect the rents or have the rents paid directly to it.

Any declaration of events of default and acceleration of indebtedness under the financing documents are made by the Notes Trustee, acting at the direction of the Palmilla Noteholders in accordance with the terms and provisions of co-lender agreements (a) by and among the Palmilla Noteholders, and (b) by and between the  holder of Note A-1 and the

D-1-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
holder of Note A-2.

A transfer of any Palmilla Note requires notice from lender to the Notes Trustee.  Notice of the transfer of Note A-1 will be provided by the Seller to the Notes Trustee on or before the Securitization Closing Date.

References to “Mortgage” or “Assignment of Leases and Rents” will be deemed to mean Security Instrument.

References to “borrower” or “mortgagor” will be deemed to mean the Issuer (as defined in the Indenture).

References to “loan documents” will be deemed to mean the Indenture, Security Instrument and any other documents evidencing the obligations of the Issuers to the Palmilla Noteholders.

References to “lien of the Mortgage” and similar references will be deemed to refer collectively to the ownership of the fee interest in the Mortgaged Property and such personal property by the Security Trust Trustee for the benefit of the Notes Trustee and the security interest in personal property created by the Pledges.

1	Miracle Mile Shops	(1) Whole Loan
The Mortgage also secures a pari passu companion loan in the original principal amount of $145,000,000, a pari passu companion loan in the original principal amount of $145,000,000, and a pari passu companion loan in the original principal amount of $145,000,000.

3	One & Only Palmilla	(1) Whole Loan	The Security Instrument also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being transferred to the depositor by GACC) and a

D-1-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).
6	One Wilshire	(1) Whole Loan	The Mortgage also secures a pari passu companion loan in the original principal amount of $100,000,000.
3	One & Only Palmilla	(11) Taxes and Assessments
Affiliates of the borrower, which operate the spa at the Mortgaged Property (the “Spa Entities”), are contesting certain back taxes relating to the spa being claimed by the government of Mexico.  The Spa Entities guaranteed payment of the notes evidencing the Mortgage Loan and pledged their assets to secure the guaranty. The government placed liens on the spa equipment as security for the contested taxes.  Prior to the closing of the Mortgage Loan, the Spa Entities posted a letter of credit with the applicable governmental authorities in connection with such contest.  Mexican counsel advises that, in accordance with applicable law, the posting of such letter of credit will result in the release of liens placed by such governmental authority against the spa equipment.  Such release may not formally be registered by the Cut-of Date.

Various	Various	(16) Insurance
Certain of the Mortgage Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $250,000 (or in some cases, a smaller amount) and the cost to restore is also less than $250,000 (or such smaller amount as specified in the related Mortgage Loan Documents).

Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability

D-1-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”
4	Metro 22 Portfolio	(16) Insurance
One of the Borrower’s insurance carriers, which was assigned by the National Flood Insurance Program (the “NFIP”), is unrated by both S&P and AM Best.  The NFIP is backed by the federal government and as such the carrier’s rating is irrelevant to the quality and stability of the coverage.

16	Fresh Express Food Processing Center	(16) Insurance	The Mortgage Loan Documents do not require the borrower or tenant to carry business interruption insurance so long as the tenant’s lease does not allow for the abatement of rent.
29	Palm Garden MHC	(16) Insurance
The Mortgage Loan Documents permit a rating of “BBB” by S&P for admitted companies.

The Mortgage Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $500,000.

42	Staybridge Suites Newport News/Yorktown	(16) Insurance	The Mortgage Loan Documents permit a rating of “BBB” by S&P for admitted companies.
45	105 Lefferts Place	(24) Local Law Compliance
The zoning report shows the Mortgaged Property as legal conforming for residential with a maximum density of 35 apartment units.  The Mortgaged Property has 33 residential apartments plus three small commercial units in the basement.

6	One Wilshire	(26) Recourse Obligations	The guarantor has no recourse liability for (i) acts of fraud or intentional material misrepresentation, (ii)

D-1-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception
misapplication or misappropriation of rents, insurance proceeds or condemnation awards or (iii) intentional material physical waste of the Mortgaged Property.
3	One & Only Palmilla	(27) Mortgage Releases
The Mortgage Loan Documents permit the borrowers to obtain the release of all or a portion of a predetermined area of the golf course (not to exceed nine holes on the 27-hole course) located at the Mortgaged Property for an amount not less than $10,000,000 and not more than $14,400,000, together with yield maintenance, provided the LTV ratio based on the remaining Mortgaged Property is not more than 55% and the debt yield after the release is at least 11.5%.

Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.
1	Miracle Mile Shops	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, (i) the outstanding amount of the mezzanine loan does not exceed $100,000,000, (ii) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (a) the LTV ratio does not exceed 65%, (b) the Debt Yield is not less than 7.925% and (c) the DSCR is not less than 1.20x and (iii) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

2	Equity Industrial Partners Portfolio	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt until August 1, 2015, provided, among other things, (i) the outstanding amount of the mezzanine loan does not exceed $5,000,000, (ii) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (a) the LTV ratio does not exceed 75%, (b) the Debt Yield is not less than (x) 8.0% if the

D-1-6

Annex A-1 ID#	Mortgage Loan	Representation	Exception
closing of the mezzanine loan occurs on or prior to October 30, 2013 or (y) 8.25% if the closing of the mezzanine loan occurs after October 30, 2013 and (c) the DSCR is not less than (x) 1.15x if the closing of the mezzanine loan occurs on or prior to October 30, 2013 or (y) 1.20x if the closing of the mezzanine loan occurs after October 30, 2013, and (iii) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.
30	Marriott TownePlace Suites Colorado Portfolio	(30) Due on Sale or Encumbrance
The direct or indirect partners or members or non-member managers of the borrower may pledge up to 100% of their direct or indirect interests, as applicable, in the borrower as collateral for a mezzanine loan, provided that, among other things, based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (i) the LTV ratio does not exceed 69%, (ii) the DSCR is not less than 1.70x and (iii) the mezzanine lender enters into an intercreditor agreement acceptable to the lender.

3	One & Only Palmilla	(31) Single-Purpose Entity	In connection with the issuance of the Palmilla Notes, the borrowers indemnified the Notes Trustee under the Indenture.
28	Columbiana on Park	(31) Single-Purpose Entity
Prior to the date of origination of the Mortgage Loan, the borrower owned real property other than the Mortgaged Property, which other real property was transferred prior to origination of the Mortgage Loan.

1 22	Miracle Mile Shops 380 Lafayette Street	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.
3	One & Only Palmilla	(39) Organization of Borrower	The Issuers are organized under the laws of the United Mexican States.

D-1-7

Annex A-1 ID#	Mortgage Loan	Representation	Exception
4 15	Metro 22 Portfolio Metro 7 Portfolio	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.
37 43	Shoppes at Augusta Acworth and Tuskawilla Shops	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.
45 46	105 Lefferts Place Marion & Jefferson	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.
1	Miracle Mile Shops	(43) Cross-Collateralization
The Mortgage also secures a pari passu companion loan in the original principal amount of $145,000,000, a pari passu companion loan in the original principal amount of $145,000,000, and a pari passu companion loan in the original principal amount of $145,000,000, none of which are trust assets.

3	One & Only Palmilla	(43) Cross-Collateralization
The Security Instrument also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being transferred to the depositor by GACC) and a subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).

6	One Wilshire	(43) Cross-Collateralization	The Mortgage also secures a pari passu companion loan in the original principal amount of $100,000,000 that is not a trust asset.

D-1-8

ANNEX A TO EXHIBIT D
MORTGAGE LOANS FOR WHICH ENVIRONMENTAL INSURANCE POLICY WAS
OBTAINED IN LIEU OF AN ENVIRONMENTAL SITE ASSESSMENT

Equity Industrial Partners Portfolio
iPark Hudson Buildings 4 & 5
One & Only Palmilla

Annex A to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE SELLER

Certificate of Officer of Cantor Commercial Real Estate Lending, L.P.

I, _________________________, a _________________________ of Cantor Commercial Real Estate Lending, L.P. (the “Seller”), hereby certify as follows:

1.           The Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the Certificate of Formation and Limited Partnership Agreement of the Seller, which Certificate of Formation and Limited Partnership Agreement are on the date hereof in full force and effect.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware with respect to the good standing of the Seller.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the general partners of the Seller.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

6.           Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:
Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated October 2, 2013 (the “Purchase Agreement”), between the Seller and Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement, dated the same date as the Purchase Agreement, between the Seller, the Purchaser, the Underwriters and the Initial Purchasers, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of  October [_], 2013.

By:
Name:
Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of October [_], 2013.

By:
Name:
Title:

E-2

EXHIBIT F

BILL OF SALE

1.           Parties.  The parties to this Bill of Sale are the following:

Seller:	Cantor Commercial Real Estate Lending, L.P.

Purchaser:	Deutsche Mortgage & Asset Receiving Corporation

2.           Sale.  For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement, dated October 2, 2013 (the “Mortgage Loan Purchase Agreement”), between Seller and Purchaser and all of the following property:

(a)           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property:  the Mortgage Loans identified on the Mortgage Loan Schedule including the related Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)           All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.           Purchase Price.  The par amount equal to $1,034,573,012 (subject to certain adjustments pursuant to that certain Memorandum of Understanding dated September 27, 2013 and entered into between Deutsche Bank Securities Inc. and the Seller).

4.           Definitions.  Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

F-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:
Name:
Title:

PURCHASER:		DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

F-2